                                                                     EXHIBIT 4.6

                               AMENDMENT NO. 1 TO

                  SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

     This AMENDMENT NO. 1 (the "Amendment") to the Series A-2 Preferred Stock Purchase Agreement dated as of November 19, 2003 (the "Purchase Agreement") is made and entered into as of March 8, 2004 by and among Occam Networks, Inc., a California corporation (the "Company"); each of the Investors (as defined in the Purchase Agreement); and each of Alta California Partners III, L.P. and Alta Embarcadero Partners III, LLC (collectively, "Alta"). Capitalized terms used and not otherwise defined in this Amendment (including the Exhibits hereto) shall have the meanings ascribed to them in the Purchase Agreement.

                                    RECITALS

     WHEREAS, Section 2.1 of the Purchase Agreement permits the Company to sell and issue additional Shares (not to exceed 2,000,000 Shares in the aggregate pursuant to Section 1.1 of the Purchase Agreement) during the 120 day period immediately following the initial Closing;

     WHEREAS, the Company proposes to sell and issue (i) to Alta an aggregate of 400,000 additional Shares (the "Alta Shares") and (ii) to an investment fund affiliated with Windward Ventures (referred to herein as "Windward," such fund being an "Investor" pursuant to the Purchase Agreement and for all purposes under this Amendment) an aggregate of 20,000 Shares (the "Windward Shares"), such that the number of Shares issued pursuant to the Purchase Agreement would exceed the number authorized pursuant to Section 2.1;

     WHEREAS, as an inducement to Alta to purchase the Shares, the Company and each existing Investor have agreed that the Company will issue to each of the Alta entities a warrant (the "Alta Warrants") to acquire additional shares of Series A-2 Preferred (the "Series A-2 Warrant Shares") with (i) the number of Series A-2 Warrant Shares issuable upon exercise of the Alta Warrants, if any, being dependent on the Company's ability to obtain additional funding or commitments for additional funding and (ii) the allocation of the Series A-2 Warrant Shares between the two Alta Warrants being based on the respective allocations of the Alta Shares between the investment funds comprising Alta;

     WHEREAS, Section 7.1 of the Purchase Agreement provides that this Amendment shall be effective upon the written consent of the Company and Investors holding two-thirds in interest of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to the Agreement, which Investors are represented by the undersigned.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Investors, and Alta hereby agree as follows:

     1. Increase in Authorized Shares. Section 1.1 of the Purchase Agreement is hereby amended to increase the aggregate number of Shares to be issued and sold pursuant to the Purchase Agreement from 2,000,000 to 2,070,910.

     2. Additional Closings. Section 2.1(b) of the Purchase Agreement is hereby amended to extend the Additional Closing Period during which the Company shall be permitted to sell and issue additional Shares at a subsequent Closing from 120 days to such number of days as is necessary to permit a Closing of the sale and issuance of the Alta Shares to Alta.

     3. Alta as Investor. This Amendment, when executed and delivered by Alta, shall be deemed a counterpart signature page for purposes of Section 2.1(c) of the Purchase Agreement, and upon such execution and delivery, Alta shall become a party to the Purchase Agreement and an "Investor" for all purposes thereunder. This Amendment, when executed and delivered by Windward, shall further be deemed a counterpart signature for purposes of the sale and issuance of the Windward Shares to Windward (Windward already being deemed an "Investor" pursuant to the Purchase Agreement). The Company hereby agrees to issue and sell to Alta, and Alta agrees to purchase from the Company, 400,000 Shares at a purchase price of $10.00 per Share for an aggregate purchase price of $4,000,000.00 (allocated between the investment funds comprising Alta as set forth on the Schedule of Investors). The Company hereby agrees to issue and sell to Windward, and Windward agrees to purchase from the Company, 20,000 Shares at a purchase price of $10.00 per Share for an aggregate purchase price for $200,000.

     4. Issuance of Alta Warrant. In connection with Alta's purchase and sale of the Alta Shares, the Company hereby agrees to sell and issue the Alta Warrants to Alta, such Alta Warrants to be in the forms attached hereto as Exhibit A-1 and Exhibit A-2. In consideration for the Company's sale and issuance of the Alta Warrants to Alta, Alta California Partners III, L.P. hereby agrees to pay the Company an aggregate of $96.74, and Alta Embarcadero Partners III, LLC hereby agrees to pay the Company an aggregate of $3.26, in each case payable by check or wire transfer at the Alta Closing (as defined below). Each Investor hereby acknowledges and agrees that the Company will issue the Alta Warrants to Alta, and each Investor hereby consents to such issuance.

     5. Closing of Sale of Alta Shares. The Closing of the purchase and sale of the Alta Shares and the Windward Shares and the issuance of the Alta Warrants (the "Alta Closing") will take place contemporaneously with the execution and delivery of this Amendment, or at such later time as the Company, Alta, and Windward shall agree, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050, all in accordance with
Section 2 of the Purchase Agreement. The Company hereby amends the Schedule of Investors to reflect the purchase and sale of the Alta Shares and the Windward Shares as set forth on Exhibit B attached hereto.

     6. Additional Representations of the Company. In addition to the representations and warranties of the Company set forth in Section 3 of the Purchase Agreement (as modified pursuant to the Supplemental Schedule of Exceptions delivered to Alta and Windward at the Alta Closing), the Company hereby represents and warrants to Alta and Windward as follows (such representations and warranties being made to Windward only with respect to the Windward Shares and not with respect to Shares previously purchased by Windward under the Purchase Agreement):

          (a) Corporate Power. Subject to Stockholder Approval of the Certificate of Amendment, the Company has all requisite legal and corporate power and authority to execute and deliver this Amendment; to sell and issue the Alta Warrants; and to sell and issue the Series A-2

Warrant Shares issuable upon exercise of the Alta Warrants and the Common Stock issuable upon conversion thereof.

          (b) Authorization. All corporate action on the part of the Company, its directors, and its stockholders necessary for the authorization, execution, delivery, and performance of this Amendment has been taken or will be taken prior to the Alta Closing, subject to Stockholder Approval of the Certificate of Amendment. This Amendment and the Series A-2 Warrants, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms. Subject to Stockholder Approval of the Certificate of Amendment, the Series A-2 Warrant Shares, when issued in compliance with the provisions of the Series A-2 Warrants and the Company's Amended and Restated Certificate of Incorporation (as then in effect) will be validly issued, fully paid, and nonassessable and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed by the holder thereof; provided, however, that the Series A-2 Warrant Shares and the Common Stock issuable upon conversion thereof will be subject to restrictions on transfer under applicable state and/or federal securities laws.

          (c) SEC Inquiries. The Company has not received any communication from the SEC relating to any investigation or other proceeding relating to the Company's Common Stock, the issuance of the Shares, or any other matter, nor has the Company received any communication from its independent public accountants that has caused the Company to believe that it will be unable to file its required reports under the Exchange Act on a timely basis or that it will be required to restate any Financial Statements contained in the SEC Documents.

     7. Additional Representations of Alta as Investor. Alta agrees that, in connection with its representations and warranties made as an "Investor" pursuant to Section 4 of the Agreement, any reference to the "Shares" or the Common Stock issuable upon conversion of the Shares shall be deemed to include the Series A-2 Warrants, the Series A-2 Warrant Shares, and the Common Stock issuable upon conversion of the Series A-2 Warrant Shares.

     8. Potential Agreement with Respect to Issuance of Convertible Notes. The Company and each Investor (including Alta) agree to use reasonable efforts to enter an agreement (the "Note Agreement"), on prior to the date 21 days after the Alta Closing) (such date being the "Commitment Date"), pursuant to which one or more Investors may agree to purchase a convertible promissory note of the Company on the terms and conditions described in Exhibit C attached hereto (each, a "Convertible Note"). Other than the obligation to use reasonable efforts to enter the Note Agreement, the Company and each Investor (including
Alta) acknowledge that no Investor has any obligation to purchase any Convertible Notes unless and until the Note Agreement has been executed and delivered by the Company and each such Investor. The Company, Alta, and each Investor further understand and agree that the Company and any person (including any Investor (including Alta)) may enter into an agreement relating to the sale and issuance of additional shares of Series A-2 Preferred in lieu of Convertible Notes, but no party hereto shall be bound to enter such an agreement. In the event the Company and one or more persons (including any Investor (including
Alta)) enter into the Note Agreement or the Company otherwise enters any agreement to sell additional shares of Series A-2 Preferred Stock to any such person, Alta shall have the opportunity (but not the obligation) to agree to purchase Convertible Notes in an aggregate principal amount of not less than $1,000,000 (on the same terms and conditions as such other person(s) if they are purchasing Convertible Notes). Each Investor (other than
Alta) also understands and agrees that the Company may elect to sell Convertible Notes or additional shares of Series A-2 Preferred to third parties, and the right of any Investor (other than Alta) to participate in such a financing will be limited exclusively to the rights set forth in the Second Amended and Restated Investors' Rights Agreement of even date herewith.

     9. Amendment of Section 7.1 of Purchase Agreement. Section 7.1 of the Purchase Agreement is hereby amended to increase the threshold consents required to amend, waive, discharge, or terminate the Purchase Agreement from "two-thirds in interest of the Common Stock issued or issuable upon conversion of the Shares" to "85% in interest" of such Common Stock, and all references in Section
7.1 to "two-thirds" or "two-thirds in interest" shall hereafter read "85%" or "85% in interest," as the case may require.

     10. Continuing Agreement. Except as specifically amended hereby, all of the terms of the Purchase Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

     11. Expenses. The Company and each Investor shall each pay their own expenses in connection with the transactions contemplated by this Amendment; provided, however, the Company shall reimburse the reasonable, documented fees and expenses of Morrison & Foerster, LLP, as counsel to Alta, in connection with this Amendment and the transactions contemplated hereby, such reimbursement not to exceed $12,500 in the aggregate.

     12.  Authority; Severability. The Company and each Investor (including
Alta) warrants that the person(s) signing below is/are authorized to sign this Amendment on its behalf and to bind it to the terms of this Amendment. Should any provision of this Amendment be held by a court of competent jurisdiction to be invalid or illegal, such invalidity or illegality shall not invalidate the whole of this agreement, but rather the Amendment shall be construed as if it did not contain the invalid or illegal part, and the rights and obligations of the parties shall be construed and enforced accordingly.

     13. Counterparts. This Amendment may be executed in counterparts and the signature pages may be combined to create a document binding on all of the parties hereto.

     14. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the choice of law provisions thereof.

                  (Remainder of Page Intentionally Left Blank)

     IN WITNESS WHEREOF, the Company, Alta, and the undersigned Investors have caused their duly authorized representatives to execute this Amendment No. 1 to Series A-2 Preferred Stock Purchase Agreement as of the date first written above.


"COMPANY"                               OCCAM NETWORKS, INC.
                                        a Delaware corporation


                                        By: /s/ Robert Howard-Anderson
                                            ------------------------------------
                                            Robert Howard-Anderson
                                            President and Chief Executive
                                            Officer


             [Signature Page to Occam Networks, Inc. Amendment No. 1
                to Series A-2 Preferred Stock Purchase Agreement]

"ALTA"                                  ALTA CALIFORNIA PARTNERS III, L.P.
(also an "Investor")                    By: Alta California Management
                                            Partners III, LLC


                                        By: /s/ Khaled Nasr
                                            ------------------------------------
                                                       Director

                                        ALTA EMBARCADERO PARTNERS III, LLC


                                        By: /s/ Hilary Strain
                                            ------------------------------------
                                            V.P. of Finance and Administration


             [Signature Page to Occam Networks, Inc. Amendment No. 1
                to Series A-2 Preferred Stock Purchase Agreement]

"INVESTORS"
                                        U.S. Venture Partners VII, L.P.
                                        2180 Associates Fund VII, L.P.
                                        USVP Entrepreneur Partners VII-A, L.P.
                                        USVP Entrepreneur Partners VII-B, L.P.
                                        By Presidio Management Group VII, L.L.C.
                                        The General Partner of Each


                                        By:    /s/ Michael P. Maher
                                            ------------------------------------
                                        Name:  Michael P. Maher
                                        Title: Attorney-In-Fact

                                        U.S. Venture Partners V, L.P.
                                        USVP V International, L.P.
                                        2180 Associates Fund V, L.P.
                                        USVP V Entrepreneur Partners, L.P.
                                        By Presidio Management Group V, L.L.C.
                                        The General Partner of Each


                                        By:    /s/ Michael P. Maher
                                            ------------------------------------
                                        Name:  Michael P. Maher
                                        Title: Attorney-In-Fact


             [Signature Page to Occam Networks, Inc. Amendment No. 1
                to Series A-2 Preferred Stock Purchase Agreement]

"INVESTORS"
                                        Norwest Venture Partners VIII, L.P.
                                        By:  Itasca VC Partners VIII, LLP
                                        Its: General Partner


                                        By:    /s/ Promod Haque
                                            ------------------------------------
                                        Name:  Promod Haque
                                        Title: Managing Partner


                                        NVP Entrepreneurs Fund VIII, L.P.
                                        By:  Itasca VC Partners VIII, LLP
                                        Its: General Partner


                                        By:    /s/ Promod Haque
                                            ------------------------------------
                                        Name:  Promod Haque
                                        Title: Managing Partner


             [Signature Page to Occam Networks, Inc. Amendment No. 1
                to Series A-2 Preferred Stock Purchase Agreement]

"INVESTORS"
                                        Hook Partners V, L.P.


                                        By: /s/ David Hook
                                            ------------------------------------
                                            David Hook, General Partner


             [Signature Page to Occam Networks, Inc. Amendment No. 1
                to Series A-2 Preferred Stock Purchase Agreement]

"INVESTORS"
                                        New Enterprise Associates 9, L.P.
                                        By: NEA Partners 9, L.P.
                                        Its General Partner


                                        By:    /s/ Thomas C. McConnell
                                            ------------------------------------
                                        Name:  Thomas C. McConnell
                                        Title: General Partner


             [Signature Page to Occam Networks, Inc. Amendment No. 1
                to Series A-2 Preferred Stock Purchase Agreement]

"INVESTORS"                             Windward Ventures, L.P.


                                        By: Windward Ventures Management, L.P.
                                        Title: General Partner


                                        By:    /s/ M. David Titus
                                            ------------------------------------
                                        Name:  M. David Titus
                                        Title: General Partner

                                        Windward Ventures 2000, L.P.

                                        By: Windward 2000, LLC
                                        Title: General Partner


                                        By:    /s/ M. David Titus
                                            ------------------------------------
                                        Name:  M. David Titus
                                        Title: Managing Member

                                        Windward Ventures 2000-A, L.P.

                                        By: Windward 2000, LLC
                                        Title: General Partner


                                        By:    /s/ M. David Titus
                                            ------------------------------------
                                        Name:  M. David Titus
                                        Title: Managing Member


             (Signature Page to Occam Networks, Inc. Amendment No. 1
                to Series A-2 Preferred Stock Purchase Agreement)

                                   EXHIBIT A-1

                              FORM OF ALTA WARRANT

                      (Alta California Partners III, L.P.)

   (This document is filed as Exhibit 4.7 to this Current Report on Form 8-K)

                                   EXHIBIT A-2

                              FORM OF ALTA WARRANT

                      (Alta Embarcadero Partners III, LLC)

   (This document is filed as Exhibit 4.8 to this Current Report on Form 8-K)

                                    EXHIBIT B

                         AMENDED SCHEDULE OF PURCHASERS
                                 (ALTA CLOSING)

I.   Initial Closing Investors
     -------------------------

---------------------------------------------------------------------------
                                            Number of
                Investor                Series A-2 Shares   Purchase Price
---------------------------------------------------------------------------
U.S. Venture Partners VII, L.P.                   960,000  $   9,600,000.00
2180 Associates Fund VII, L.P.                     20,000        200,000.00
USVP Entrepreneur Partners VII-A, L.P.             10,000        100,000.00
USVP Entrepreneur Partners VII-B, L.P.             10,000        100,000.00
U.S. Venture Partners V, L.P.                      81,819        818,190.00
USVP V International, L.P.                          4,546         45,460.00
2180 Associates Fund V, L.P.                        2,545         25,450.00
USVP V Entrepreneur Partners, L.P.                  2,000         20,000.00

2735 Sand Hill Road
Menlo Park, CA 94025
Attention: Chief Financial Officer
Fax: (650) 854-3018
---------------------------------------------------------------------------
New Enterprise Associates 9, L.P.                 200,000  $   2,000,000.00

2490 Sand Hill Road
Menlo Park, CA 94025
Attention: Thomas C. McConnell
Fax: (650) 854-9397
---------------------------------------------------------------------------
Norwest Venture Partners VIII, L.P.               285,801  $   2,858,010.00
NVP Entrepreneurs Fund VIII, L.P.                  14,199        141,990.00

525 University Avenue, Suite 800
Palo Alto, CA 94301
Attention: Robert Abbott
Fax: (650) 321-8010
---------------------------------------------------------------------------
Hook Partners V, L.P.                              20,000  $     200,000.00

One Lincoln Centre, Suite 1550
5400 LBJ Freeway
Dallas, TX 75240
Attn: David Hook
---------------------------------------------------------------------------
   Total                                        1,610,910  $  16,109,100.00
---------------------------------------------------------------------------

II.  Second Closing Investors
     ------------------------

---------------------------------------------------------------------------
                                            Number of
                Investor                Series A-2 Shares   Purchase Price
---------------------------------------------------------------------------
Windward Ventures, L.P.                            20,000  $        200,000
Windward Ventures 2000, L.P                        13,606           136,060
Windward Ventures 2000-A, L.P.                      6,394            63,940

550 West C Street, Suite 2030
San Diego, CA 92101
Attention: Administrative Partner
Fax: (619) 234-6886
---------------------------------------------------------------------------
   Total                                           40,000  $        400,000
---------------------------------------------------------------------------

III. Third Closing Investor (Alta Closing)
     -------------------------------------

---------------------------------------------------------------------------
                                            Number of
                Investor                Series A-2 Shares   Purchase Price
---------------------------------------------------------------------------
Alta California Partners III, L.P.                386,934  $      3,869,340
Alta Embarcadero Partners III, LLC                 13,066           130,660
One Embarcadero Center
Suite 4050
San Francisco, CA  94111
Attention: Khaled Nasr
Fax: (415) 362-6178
---------------------------------------------------------------------------
Windward Ventures, L.P.                            20,000  $        200,000
550 West C Street, Suite 2030
San Diego, CA 92101
Attention: Administrative Partner
Fax: (619) 234-6886
---------------------------------------------------------------------------
   Total                                          420,000  $      4,200,000
---------------------------------------------------------------------------

                                    EXHIBIT C

                      TERMS OF CONVERTIBLE PROMISSORY NOTE

                              SUMMARY OF TERMS FOR

                                CONVERTIBLE NOTES

          Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Amendment.

Convertible Notes
Pursuant to the Note Agreement, one or more Investors or other person(s) may agree to purchase Convertible Notes at any time on 20 days' prior written notice delivered on or before the eighteen month anniversary of the Alta Closing. Each Investor or other person who may agree to purchase Convertible Notes pursuant to the Note Agreement is referred to herein as a "Committed Investor." The Convertible Notes will bear interest at a variable annual rate equal to LIBOR + 4%, as may be determined from time to time, such interest to compound annually. Any election by the Company to require Committed Investors to purchase Convertible Notes will be made on a pro-rata basis among the Committed Investors based on the aggregate commitments of the Committed Investors as set forth in the Note Agreement. The election to require Committed Investors to purchase Convertible Notes will be made by a committee of the Company's board of directors comprised entirely of independent directors. For purposes of this determination, any individual who is an officer, director, employee, consultant, shareholder, member, or partner of any Committed Investor, or who would otherwise be deemed an affiliate of any Committed Investor, shall not be deemed to be an "independent director."

Conversion Features
Each Convertible Note will be convertible, at any time at the election of the holder, into that number of shares of the Company's Common Stock determined by dividing (i) the aggregate principal and accrued interest under such Convertible Note as of the date of conversion by (ii) the lower of (A) $0.11 and (B) the average of the closing bid prices for the Company's Common Stock over the ten trading days ending one day prior to the conversion date. Unless earlier converted, each Convertible Note will become due and payable on the date 24 months from the date of issuance. On the Commitment Date, the Company will issue to each Committed Investor a warrant (the "Commitment Warrants") to acquire that number of shares of the Company's Common Stock determined by dividing (i) 20% of the aggregate principal amount of the

Convertible Notes committed to be purchased by such Committed Investor by (ii) the closing bid price for the Company's Common Stock on the last trading day ending one day prior to the Commitment Date. The Commitment Warrants will be exercisable for 30 months from the date of issuance. The exercise price per share of the Commitment Warrants will equal the closing bid price of the Company's Common Stock on the last trading day ending one day prior to the Commitment Date.

Priority
The Convertible Notes will be senior to all other existing or future indebtedness of the Company, subject to exceptions for (i) currently outstanding indebtedness of the Company to Kevin Hall; (ii) equipment lease lines; (iii) indebtedness secured by the Company's accounts receivable; and (iv) and other reasonable and customary exceptions for indebtedness incurred by the Company in the ordinary course of business. Subject to the exceptions noted, the Company will obtain subordination agreements from holders of any existing or future indebtedness.


                                       -2-